Exhibit 1

                                   CACHE, INC.

                                LOCK-UP AGREEMENT

                                                               November __, 2006

Thomas Weisel Partners LLC
Piper Jaffray & Co.
As Representatives of the several Underwriters
c/o Thomas Weisel Partners LLC
One Montgomery Street, Suite 3700
San Francisco, California 94104

         Re:  LOCK-UP AGREEMENT

Ladies and Gentlemen:

         The undersigned understands that you, as representatives (the "Representatives"), propose to enter into an Underwriting Agreement on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the "Underwriters"), with Cache, Inc., a Florida corporation (the "Company"), and certain selling stockholders of the Company, providing for a public offering (the "Offering") of shares (the "Shares") of common stock, $0.01 par value, of the Company ("Common Stock") pursuant to a Registration Statement on Form S-3 (No. 333-134435) filed with the Securities and Exchange Commission (the "SEC").

         In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period specified in the following paragraph (the "Lock-Up Period"), the undersigned will not offer, sell, contract to sell, pledge (except a pledge for the benefit of the Company pursuant to an agreement entered or to be entered into between the Company and the undersigned), sell or grant any option to purchase, contract to purchase or purchase any option or contract to sell, grant any option, right or warrant, lend, make any short sale or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock of the Company, or any options or warrants to purchase any shares of Common Stock of the Company, or any securities convertible into, exchangeable for, exercisable for or that represent the right to receive shares of Common Stock of the Company, whether now owned or hereafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively, the "Undersigned's Shares"). The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned's Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any of the Undersigned's Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares. In addition, the undersigned agrees that, without the prior written consent of Thomas Weisel Partners LLC and Piper Jaffray & Co. (which consent either of them may withhold in their sole discretion), the undersigned will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. With respect to the Offering, the undersigned waives any registration rights relating to registration under the Securities Act of 1933, as amended, of any Common Stock owned either of record or beneficially by the undersigned, including any right to receive notice of the Offering.
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         The initial Lock-Up Period will commence on the date of this Lock-Up
Agreement and continue for 90 days after the public offering date set forth on the final prospectus used to sell the Shares (the "Public Offering Date") pursuant to the Underwriting Agreement; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 15-day period following the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless Thomas Weisel Partners LLC and Piper Jaffray & Co. waive, in writing, such extension.

         The undersigned hereby acknowledges that the Company will agree in the Underwriting Agreement to provide written notice of any event that would result in an extension of the Lock-Up Period pursuant to the previous paragraph to the undersigned and agrees that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the date of this Lock-Up Agreement to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as such may have been extended pursuant to the previous paragraph) has expired.

         Notwithstanding the foregoing, the undersigned may transfer the Undersigned's Shares (i) which will be offered by the undersigned as a selling stockholder in the Offering in connection therewith, (ii) which are issuable upon the exercise of options to purchase Common Stock which are outstanding as of the date of the final prospectus, (iii) as a BONA FIDE gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (iv) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, or (v) with the prior written consent of the Representatives on behalf of the Underwriters. For purposes of this Lock-Up Agreement, "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, notwithstanding the foregoing, if the undersigned is an entity, the entity may transfer the capital stock of the Company to any wholly-owned subsidiary of such entity; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Lock-Up Agreement and there shall be no further transfer of such capital stock except in accordance with this Lock-Up Agreement, and provided further that any such transfer shall not involve a disposition for value. The undersigned now has, and, except as contemplated by clause (i), (ii), (iii), (iv) or (v) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned's Shares or securities convertible into or exercisable or exchangeable for the Undersigned's Shares, free and clear of all liens, encumbrances, and claims whatsoever.

         The undersigned agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the Undersigned's Shares or securities convertible into or exercisable or exchangeable for the Undersigned's Shares except in compliance with the foregoing restrictions.

         The undersigned understands that whether or not the Offering actually occurs depends on a number of factors, including stock market conditions. The Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation among the Company and the Underwriters. The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement

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in proceeding toward consummation of the Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned and the respective successors, heirs, personal representatives, legal representatives, successors, and assigns of the undersigned.

         This Lock-Up Agreement shall lapse and become null and void (i) upon written notice from the Company to the Representatives that the Company does not intend to proceed with the Offering, (ii) if the Registration Statement with respect to the Offering is withdrawn, (iii) if for any reason the Underwriting Agreement has been terminated or (iv) if the closing of the Offering has not occurred by November 30, 2006.

                            [Signature Page Follows]

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                                        Very truly yours,



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                                        Exact Name of Shareholder


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                                        Authorized Signature


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                                        Title